Exhibit 99.1
Investor / Media Relations
Paul Major
Phone: 952.417.5752


                   METRIS REPORTS SECOND QUARTER 2004 RESULTS


     MINNETONKA, Minn. (July 22, 2004) - Metris Companies Inc. (NYSE: MXT) today reported a net loss of $70.3 million, or a loss of $1.40 per share, for the quarter ended June 30, 2004. This compares to a net loss of $24.7 million, or a loss of $0.60 per share, for the quarter ended June 30, 2003.

     "Our second quarter results reflect the impact of transaction costs and non-cash securitization losses associated with the completion of the previously announced $1.2 billion two-year conduit facility and $200 million term ABS transaction, as well as the defeasance of maturing ABS transactions during the quarter," said David Wesselink, Metris Chairman and Chief Executive Officer. "The completion of these funding transactions and the $300 million term loan we closed in May allow us to continue to concentrate on improving our overall business performance and increasing shareholder value. We are pleased with the continued performance improvement of the Metris Master Trust, which reported a delinquency rate of 9.5% as of June 30, 2004, the lowest level since January 2002. The delinquency trends over the past six months indicate improved losses and excess spreads during the second half of 2004. We expect that the Company will be profitable for 2004 because of a reduction in securitization transactions and higher excess spreads in the second half of 2004."

     As of June 30, 2004, the Company's managed credit card loans were $7.1 billion, compared to $8.1 billion as of December 31, 2003. The Company's owned credit card portfolio was $72.5 million, down from $128.6 million at December 31, 2003.

     The three-month average excess spread in the Metris Master Trust was 3.83% as of June 30, 2004, compared to 4.61% as of March 31, 2004, and 1.93% as of June 30, 2003. The reported two-cycle plus delinquency rate in the Metris Master Trust was 9.5% as of June 30, 2004, compared to 10.5% as of March 31, 2004, and 11.6% as of June 30, 2003. The three-month average gross default rate of the Metris Master Trust as of June 30, 2004 was 19.2%, compared to 19.3% as of March 31, 2004, and 21.1% as of June 30, 2003.

     Revenues for the three months ended June 30, 2004 were $26.8 million, an 83.0% decrease from $157.6 million for the quarter ended June 30, 2003. Revenues for the second quarter of 2004 include securitization expense of $24.3 million, compared to securitization income of $17.7 million for the three months ended June 30, 2003. Included in securitization expense for the current quarter was a loss of $90.6 million caused by the required discounts on various ABS transactions and $45.7 million of transaction and other costs, primarily related to the previously announced $1.2 billion two-year conduit facility and $200 million term ABS transaction. These items were partially offset by higher interest-only revenue and fair value adjustments, reflecting the improved performance in the Metris Master Trust.

     Servicing income on securitized receivables decreased $11.5 million from the second quarter of 2003 due to a $2.4 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income decreased $26.4 million from the second quarter of 2003, and credit card loan fees, interchange and other income decreased $18.2 million from the second quarter of 2003, primarily due to a $610.1 million decrease in average owned credit card loans. Enhancement services income decreased $32.7 million from the second quarter of 2003 due to the sale of the Company's membership club and warranty business in the third quarter of 2003.

     Revenues for the six-month period ended June 30, 2004 were $205.4 million, a 23.8% decrease from $269.5 million for the six months ended June 30, 2003. The decrease was primarily due to a $53.5 million decrease in credit card loan and other interest income, a $33.7 million decrease in credit card loan fees, interchange and other income, and a $68.7 million decrease in enhancement services income. These decreases were partially offset by a $114.9 million increase in securitization income, which resulted primarily from improved performance in the Metris Master Trust.

     Total expenses were $123.2 million and $237.5 million for the three- and six-month periods ended June 30, 2004, respectively. This represents decreases of $72.0 million and $197.0 million from the three- and six-month periods ended June 30, 2003, respectively. Provision for loan loss expense decreased $30.5 million and $81.4 million for the three- and six-month periods, respectively. This decrease reflects the significant reduction in credit card loans during the past year and slightly improved credit quality. The remaining $41.5 million and $115.6 million reduction in expenses for the three- and six-month periods primarily reflects the sale of the Company's membership club and warranty business and the significant reduction in credit card operations during the past year.

     The managed net charge-off rate for the second quarter of 2004 was 17.0%, compared to 17.8% in the previous quarter and 19.1% for the second quarter of 2003. The owned net charge-off rate was 15.3%, compared with 71.0% in the previous quarter, and 25.4% in the second quarter of 2003.

     The managed delinquency rate was 9.4% as of June 30, 2004, compared to 10.4% as of March 31, 2004, and 11.2% as of June 30, 2003. The owned delinquency rate was 12.9% as of June 30, 2004, compared to 15.0% as of March 31, 2004, and 7.6% as of June 30, 2003.

     Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.


     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, our high liquidity requirement and our need to enter into financing transactions on a regular basis; the risk of reduced funding availability and increased funding costs; the higher delinquency and charge-off rates of our targeted middle-market consumers as compared to higher income consumers; the risk that certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust; the risk that the recent improvement in our delinquency and charge-off rates may not continue; the risk that Direct Merchants Bank's regulators could impose additional restrictions that could negatively impact our operations or financial condition, including further restrictions or limitations relating to Direct Merchants Bank's minimum capital and credit loss reserve requirements and its ability to pay distributions to us; risks associated with Direct Merchants Bank's ability to operate in accordance with its regulatory restrictions, including those in its modified operating agreement with the OCC; the risk that we could be required to provide support to Direct Merchants Bank; risks associated with fluctuations in the value of and income earned from our retained interests in securitizations; interest rate risk, including the risk of adverse changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers; risks associated with the intense competition we face; the effect of laws and regulations that apply to us, or adverse changes in those laws or regulations, including, among others, laws and regulations that limit the fees and charges that we are allowed to impose, regulate our practices for collection and sharing of non-public customer information, govern the sale and terms of products and services we offer and require that we obtain and maintain licenses and qualifications; the risk that we may be adversely affected by litigation involving us, by our ongoing SEC and OCC investigations or by the IRS's examination of our treatment of certain credit card fees as original issue discount; the effects of our previous restatements of our financial results; the outcome of antitrust litigation involving MasterCard(R) and Visa(R) and other industry-wide risks including, among others, the risk of fraud by cardholders and third parties and the risk of decreased consumer acceptance of credit card products; and general economic conditions that can have a negative impact on the performance of credit card loans and the marketing of our credit protection, insurance and other products.

     For further information on risk factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as amended.

                                           Metris Reports Second Quarter Results


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)

                                                                     June 30,                     December 31,
                                                                      2004                            2003
                                                                ---------------                ----------------
Assets
Cash and due from banks                                     $            26,364              $           32,076
Federal funds sold                                                       29,700                          25,300
Short-term investments                                                  345,165                         121,109
                                                                ---------------                ----------------
  Cash and cash equivalents                                             401,229                         178,485
                                                                ---------------                ----------------

Liquidity reserve deposit                                                74,863                          80,158

Credit card loans                                                        72,491                         128,615
Less: Allowance for loan losses                                          15,375                          45,492
                                                                ---------------                ----------------
  Net credit card loans                                                  57,116                          83,123
                                                                ---------------                ----------------
Retained interests in loans securitized                                 761,613                         836,901
Property and equipment, net                                              28,527                          33,680
Purchased portfolio premium                                              12,987                          17,561
Other receivables due from credit card
   securitizations, net                                                  75,773                          80,714
Other assets                                                             68,482                          81,774
                                                                ---------------                ----------------
      Total assets                                          $         1,480,590              $        1,392,396
                                                                ===============                ================

Liabilities
Deposits                                                    $             4,572              $            6,262
Debt                                                                    448,172                         350,448
Accounts payable                                                         34,197                          32,397
Deferred income                                                          14,258                          18,060
Accrued expenses and other liabilities                                   96,645                          76,036
                                                                ---------------                ----------------
      Total liabilities                                                 597,844                         483,203
                                                                ---------------                ----------------
Stockholders' Equity
Convertible preferred stock-Series C,
   par value $.01 per share; 10,000 shares authorized,
   1,321,204 and 1,263,699 shares issued and
   outstanding, respectively                                            492,149                         470,728
Common stock, par value $.01 per share;
   300,000,000 shares authorized, 65,012,591 and
   64,862,314 issued, respectively                                          650                             649
Paid-in capital                                                         231,896                         229,655
Unearned compensation                                                        --                             (27)
Treasury stock - 7,055,300 shares                                       (58,308)                        (58,308)
Retained earnings                                                       216,359                         266,496
                                                                ---------------                ----------------
      Total stockholders' equity                                        882,746                         909,193
                                                                ---------------                ----------------
      Total liabilities and stockholders' equity            $         1,480,590              $        1,392,396
                                                                ===============                ================


                                           Metris Reports Second Quarter Results


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                   Three Months Ended                    Six Months Ended
                                                                        June 30,                              June 30,
                                                                   2004             2003               2004              2003
                                                                -----------     -----------       ------------     -------------
Revenues:
Securitization (expense) income                              $     (24,343)  $      17,707       $      94,642    $      (20,263)
Servicing income on securitized receivables                         33,847          45,335              70,084            93,148
Credit card loan and other interest income                           5,010          31,432              10,116            63,593
Credit card loan fees, interchange and other income                  5,264          23,460              16,080            49,779
Enhancement services income                                          6,976          39,690              14,456            83,199
                                                                ----------     -----------        ------------     -------------
Total revenues                                                      26,754         157,624             205,378           269,456
                                                                ----------     -----------        ------------     -------------

Expenses:
Interest expense                                                    18,714          18,716              32,645            38,057
Provision for loan losses                                             (491)         30,033              (6,583)           74,819
Credit card account and other product solicitation and
marketing expenses                                                  15,726          32,032              31,658            65,720
Employee compensation                                               35,723          45,721              74,668            99,102
Data processing services and communications                         13,777          17,034              30,249            36,212
Credit protection claims expense                                     5,036           7,646              11,384            19,952
Occupancy and equipment                                              5,984           8,924              12,385            18,537
Purchased portfolio premium amortization                             2,105           6,499               4,502            12,995
Asset impairments, lease write-offs and severance                    1,812           6,011               3,273            22,788
Other                                                               24,818          22,607              43,335            46,314
                                                                ----------     -----------        ------------     -------------
Total expenses                                                     123,204         195,223             237,516           434,496
                                                                ----------     -----------        ------------     -------------

Loss Before Income Taxes                                           (96,450)        (37,599)            (32,138)         (165,040)
Income tax benefit                                                 (26,124)        (12,851)             (3,422)          (57,462)
                                                                ----------     -----------        ------------     -------------
Net Loss                                                           (70,326)        (24,748)            (28,716)         (107,578)
Convertible preferred stock dividends-Series C                      10,830           9,908              21,421            19,597
                                                                ----------     -----------        ------------     -------------
Net Loss applicable to common shareholders                   $     (81,156)  $     (34,656)            (50,137)   $     (127,175)
                                                                ==========     ===========        ============     =============
Income (Loss) per share: (1)
Basic
Distributed earnings per share - Preferred                   $        8.38   $        8.38       $       16.76    $        16.76
Undistributed earnings per share - Preferred                            --              --                  --                --
                                                                ----------     -----------        ------------     -------------
Basic Earnings per share - Preferred                         $        8.38   $        8.38       $       16.76    $        16.76
                                                                ==========     ===========        ============     =============

Distributed earnings per share - Common                      $          --   $          --       $          --    $           --
Undistributed loss per share - Common                                (1.40)          (0.60)              (0.87)            (2.22)
                                                                ----------     -----------        ------------     -------------
Basic Loss per share - Common                                $       (1.40)  $       (0.60)      $       (0.87)   $        (2.22)
                                                                ==========     ===========        ============     =============

Diluted                                                      $       (1.40)  $       (0.60)      $       (0.87)   $        (2.22)

Shares used to compute income (loss) per share: (1)
Basic
Distributed earnings per share - Preferred                           1,292           1,182               1,278             1,169
Undistributed earnings per share - Preferred                         1,292           1,182               1,278             1,169
Distributed earnings per share - Common                             57,924          57,462              57,857            57,360
Undistributed loss per share - Common                               57,924          57,462              57,857            57,360

Diluted                                                             57,924          57,462              57,857            57,360

(1) During the quarter ended June 30, 2004 we adopted Emerging Issue Task Force
Issue No. 03-6 (the "Consensus"). The guidance in the Consensus is effective for reporting periods beginning after March 31, 2004, and is applied by restating previously reported earnings per share.


                                           Metris Reports Second Quarter Results


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

                                                                                    Three Months Ended
                                                         June 30,        March 31,      December 31,   September 30,      June 30,
                                                           2004            2004            2003            2003             2003
                                                        ----------      ----------     -----------     -----------      -----------
Selected Operating Data (Owned Basis):
Credit card loans                                      $    72,491     $    74,085    $    128,615    $    110,922     $    632,913
Delinquency ratio (over 30 days) (1)                          12.9%           15.0%           15.8%           15.1%             7.6%
Average credit card loans                              $    80,779     $   126,957    $    126,469    $    512,710     $    690,903
Net charge-off ratio annualized (1)                           15.3%           71.0%           56.6%           51.8%            25.4%
Allowance for loan losses                              $    15,375     $    18,945    $     45,492    $     42,402     $    109,162
 as a percent of  credit card loans                           21.2%           25.6%           35.4%           38.2%            17.2%
 as a percent of 30-day plus delinquent receivables          165.0%          171.0%          224.0%          253.2%           226.2%
Retained interests in loans securitized:
 Contractual retained interests                        $   525,085     $   574,275    $    542,014    $    584,585     $    620,943
 Excess transferor's interests                              52,255          32,031          48,775          56,049           54,850
 Interest-only strip receivable                             47,290          26,652          16,039           4,867              766
 Spread accounts receivable                                136,983         161,457         230,073         211,685          175,656
                                                        ----------      ----------     -----------     -----------      -----------
                                                       $   761,613     $   794,415    $    836,901    $    857,186     $    852,215
                                                        ==========      ==========     ===========     ===========      ===========
Securitization income (expense):
 Loss on new securitization of receivables to the
  Metris Master Trust                                  $   (90,640)    $    (1,246)   $         --    $    (23,015)    $    (12,244)
 Loss on replenishment of receivables to the
  Metris Master Trust                                      (25,454)        (23,927)        (34,168)        (35,792)         (45,529)
 Discount accretion                                         61,570          59,970          68,877          85,549           78,812
 Change in fair value                                       20,718          47,965          (1,336)         33,564          (20,289)
 Interest-only revenue                                      55,137          74,932          69,958          60,694           32,243
 Transaction and other costs                               (45,674)        (38,709)         (3,480)        (27,221)         (15,286)
                                                        ----------      ----------     -----------     -----------      -----------
                                                       $   (24,343)    $   118,985    $     99,851    $     93,779     $     17,707
                                                        ==========      ==========     ===========     ===========      ===========
Valuation assumptions:
 Monthly payment rate                                          7.3%            7.0%            6.7%            6.7%             6.7%
 Gross yield                                                  25.7%           25.2%           25.4%           25.3%            25.6%
 Annual interest expense and servicing fee                     4.8%            4.0%            4.2%            3.9%             3.8%
 Annual gross principal default rate                          19.5%           20.4%           20.7%           21.3%            22.6%
 Weighted average months to maturity                          24.4            19.6            24.5            23.6             25.1
Average Metris Master Trust actual excess spread              3.83%           4.61%           3.62%           2.70%            1.93%
Average principal receivables in the
 Metris Master Trust                                  $  6,677,990     $ 7,287,600    $  7,861,419    $  8,696,519     $  9,091,905
Principal delinquency rate in the
 Metris Master Trust                                           7.9%            8.7%            9.3%            9.3%             9.8%
Average principal default rate in the
 Metris Master Trust                                          19.2%           19.3%           19.1%           20.0%            21.1%
Average total stockholders' equity                     $   912,051     $   969,540    $    951,539    $  1,079,285     $  1,106,153

Share Statistics:
Book value per common share (period-end) (2)           $      8.57     $      9.25    $       9.05    $       8.71     $       9.46
Stock price (period-end)                               $      8.69     $      8.04    $       4.44    $       4.12     $       5.55
Shares outstanding (period-end)                             57,957          57,908          57,807          57,856           57,799


(1) The owned delinquency rates are impacted by the 2- and 4-cycle plus delinquent asset sales of $39.9 million in September 2003 and $29.1 million in June 2003, respectively. Excluding these sales the owned delinquency ratio would have been 37.6 percent as of September 30, 2003 and 11.7 percent as of June 30, 2003. The owned net charge-off ratios were impacted by a portfolio of approximately $38 million transferred to held for sale at March 31, 2004, the delinquent asset sale and the portfolio sale of approximately $145 million in September 2003, and the delinquent asset sale in June 2003.

(2) Book value is calculated assuming conversion of preferred stock.


                                           Metris Reports Second Quarter Results


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.

                                                                              Three Months Ended
                                                   June 30,       March 31,        December 31,     September 30,        June 30,
                                                     2004           2004              2003              2003               2003
                                                 -----------     -----------      ------------      ------------       ------------
Selected Operating Data (Managed Basis):
Period-end gross active accounts:
Credit card loans                                         76              89               107               111               429
Receivables held by the Metris Master Trust            2,163           2,262             2,375             2,611             2,609
                                                 -----------     -----------      ------------      ------------      ------------
Managed                                                2,239           2,351             2,482             2,722             3,038
                                                 ===========     ===========      ============      ============      ============
Period-end loans:
Credit card loans                               $     72,491    $     74,085     $     128,615     $     110,922     $     632,913
Receivables held by the Metris Master Trust        7,010,664       7,461,916         8,003,216         8,870,955         9,472,725
                                                 -----------     -----------      ------------      ------------      ------------
Managed                                         $  7,083,155    $  7,536,001     $   8,131,831     $   8,981,877     $  10,105,638
                                                 ===========     ===========      ============      ============      ============
Average loans:
Credit card loans                               $     80,779    $    126,957     $     126,469     $     512,710     $     690,903
Receivables held by the Metris Master Trust        7,258,288       7,787,351         8,416,684         9,417,277         9,839,911
                                                 -----------     -----------      ------------      ------------      ------------
Managed                                         $  7,339,067    $  7,914,308     $   8,543,153     $   9,929,987     $  10,530,814
                                                 ===========     ===========      ============      ============      ============
Delinquencies:
Credit card loans                               $      9,321    $     11,079     $      20,309     $      16,746     $      48,266
Receivables held by the Metris Master Trust          658,650         773,592           881,766           980,930         1,084,241
                                                 -----------     -----------      ------------      ------------      ------------
Managed                                         $    667,971    $    784,671     $     902,075     $     997,676     $   1,132,507
                                                 ===========     ===========      ============      ============      ============
Delinquency ratio (over 30 days):
Credit card loans                                       12.9%           15.0%             15.8%             15.1%              7.6%
Receivables held by the Metris Master Trust              9.4%           10.4%             11.0%             11.1%             11.4%
Managed (1)                                              9.4%           10.4%             11.1%             11.1%             11.2%

Net charge-offs
Credit card loans                               $      3,080    $     22,400     $      18,029     $      66,995     $      43,702
Receivables held by the Metris Master Trust          307,563         327,607           449,581           505,856           454,914
                                                 -----------     -----------      ------------      ------------      ------------
Managed                                         $    310,643    $    350,007     $     467,610     $     572,851     $     498,616
                                                 ===========     ===========      ============      ============      ============
Net charge-off ratio annualized:
Credit card loans                                       15.3%           71.0%             56.6%             51.8%             25.4%
Receivables held by the Metris Master Trust             17.0%           16.9%             21.2%             21.3%             18.7%
Managed (1)                                             17.0%           17.8%             21.7%             22.9%             19.1%



(1) The managed delinquency ratios are impacted by the 2- and 4- cycle plus delinquent asset sales of $39.9 million in September 2003 and $29.1 million in June 2003, respectively. Excluding these asset sales the managed delinquency ratio would have been 11.4 percent as of September 30, 2003 and 11.5 percent as of June 30, 2003. The net charge-off ratios were impacted by a portfolio of approximately $38 million transferred to held for sale at March 31, 2004, the portfolio sale of $494.3 million in November 2003, the delinquent asset sale and the portfolio sale of $590.9 million in September 2003, and the delinquent asset sale in June 2003.
